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                                  EXHIBIT 99.3




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                               AMENDMENT AGREEMENT

     This agreement by and between CREATIVE BIOMOLECULES, INC., a Delaware corporation with its office and place of business at 45 South Street, Hopkinton, Massachusetts 01748 ("CBM"), and STRYKER CORPORATION, a Michigan corporation with its office and place of business at 2725 Fairfield Road, P.O. Box 4085, Kalamazoo, Michigan 49003-4085 ("Stryker").

     WHEREAS, CBM and Stryker are parties to that certain Second Amended and Restated Research, Development and Supply Agreement dated as of May 17, 1991, as amended to the date hereof (the "Agreement"), concerning research and development on OP (capitalized terms used but not defined herein shall have the meaning provided therefor in the Agreement); and

     WHEREAS, CBM and Stryker desire to amend the Agreement in certain respects as more fully set forth herein, including to establish the terms and conditions on which the Research Project shall continue and for the payments to be made to CBM by Stryker in connection therewith; and

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein and in the Agreement, the parties hereto agree that, effective as of the date hereof, the provisions of the Amendment Agreement dated May 13, 1994, other than paragraphs 3, 4, 9 and 10, to the extent paragraph 10
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applies to paragraph 3, 4 and 9, which shall continue to be effective from and after the date hereof, shall, insofar as they relate to the performance of the parties on and subsequent to the date hereof, be deleted from the Agreement and replaced by the following provisions of this agreement:

     1. Paragraph B of Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

          B. The Research Project shall continue as provided herein unless further extended by agreement of the parties or terminated as provided herein. The specific projects that shall be funded by Stryker as part of the Research Project shall be divided into three areas -- those related to ongoing research ("R&D Related"), those related to formulation of OP and/or OP Devices ("Formulation Related") and those related to the obtaining of pre-market approval from the FDA ("PMA Related"). The specific projects on which CBM will work and the maximum number of full-time equivalents to be allocated to them in any month shall be determined in advance by one or more written documents (each a "R&D Related Current Scope of Work," a "Formulation Related Current Scope of Work" or a "PMA Related Current Scope of Work," as the case may be, and collectively the "Current Scopes of Work") signed by the Designated Officers. The term of the R&D Related Current Scope of Work shall

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     expire on April 30, 1998 and the terms of the Formulation Related Current
     Scope of Work and the PMA Related Current Scope of Work shall expire on April 30, 1997 and November 30, 1997, respectively. CBM shall employ such reasonable efforts as are necessary to diligently attempt to accomplish the projects set forth in each Current Scope of Work and shall devote the time set forth in each Current Scope of Work or supplement thereto to the efficient conduct of the tasks set forth therein.

          In addition, CBM will fund and perform certain other projects relating to the manufacture of OP Devices, which projects shall be described in one or more written documents (each a "Current CBM Project List") signed by the Designated Officers setting forth, in addition to a brief description of the specific projects to be funded and performed by CBM, a projected time schedule for their completion. CBM shall employ such reasonable efforts as are necessary to diligently attempt to accomplish the projects set forth in each Current CBM Project List and shall devote reasonable resources to the efficient conduct thereof.

          CBM agrees that Stryker may from time to time upon reasonable advance written request and during normal business hours inspect and review CBM's production facilities and processes and review applicable records in

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     order to monitor and audit CBM's performance under the Current Scopes of
     Work and the Current CBM Project List.

     2. Paragraph C of Section 1.1 of the Agreement is hereby amended by deleting the phrase "on or prior to June 15, 1994" in the first sentence thereof and replacing it with "on or prior to April 15, 1998."

     3. Paragraph E of Section 1.1 of the Agreement is hereby amended by adding the following text thereto:

     Stryker agrees that it will fund and perform certain projects relating to the clinical testing of Op Devices and the filing of the application with the FDA to market the OP Devices, which projects shall be described in one or more written documents (each a "Current Stryker Project List") signed by the Designated Officers setting forth, in addition to a brief description of the specific projects to be funded and performed by Stryker, a projected time schedule for their completion. Stryker shall employ such reasonable efforts as are necessary to diligently attempt to accomplish the projects set forth in each Current Stryker Project List and shall devote reasonable resources to the efficient conduct thereof.

     4. Paragraph H of Section 1.1 of the Agreement is hereby amended to substitute James E. Kemler for Samuel Yin as Stryker's Project Officer and to change the other reference therein to Mr. Yin to Mr. Kemler.

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     5. Section 1.3 of the Agreement is hereby amended to read in its entirety as follows:

          1.3 Stryker shall pay CBM for the performance of the Current Scopes of Work at the rate per full-time equivalent month agreed upon in writing by the Designated Officers for the services of the CBM employees assigned to the performance thereof. Stryker shall also reimburse CBM for costs of materials and other reasonable out-of-pocket expenses incurred by CBM in connection with the performance of the Research Project as agreed upon in writing by the Designated Officers. Such payments shall be made by Stryker within ten days of receipt of an invoice dated not earlier than the first day of any month covering the estimated full-time equivalents for such month. Each such invoice shall also specify in detail under the heading "[specify month] -- Actual" the number of hours that each employee assigned to the performance of the Current Scopes of Work devoted to the performance thereof during the preceding month and shall be accompanied by a brief written summary of the results of the Research Project during the preceding month. In the event that the actual number of full-time equivalents worked as shown in the "Actual" portion of the invoice exceeds or is less than the estimated number previously billed for the specified month, the difference shall be added to or subtracted from, as the case may be, the estimated amount

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     otherwise payable by Stryker for the current month. At the time that the
     Designated Officers agree on the Current Scopes of Work to be performed during any period, the maximum monthly funding commitments by Stryker shall be established. CBM may carry over into subsequent months the amount by which the actual invoiced amount is less than the maximum monthly funding commitment in any month, provided that in no event may any monthly invoice exceed the maximum monthly funding commitments by more than 25%. Otherwise, Stryker shall not be responsible for the payment for any month of an amount for any Current Scope of Work in respect of a greater number of full-time equivalents than the maximum number provided in the Current Scopes of Work unless the advance written approval of its Project Officer or other designee shall have been obtained therefor. CBM shall also furnish a reconciliation statement to Stryker as soon as practicable during the month of May 1998 specifying the information called for in the "Actual" portion of the invoices referred to above for the month of April 1998. In the event that the actual number of full-time equivalents worked during the month of April 1998 exceeds or is less than the budgeted number for such month, Stryker or CBM, respectively, as the case may be, shall pay the difference to the other. If CBM owes Stryker in such regard, such payment shall accompany the reconciliation statement. If

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     Stryker owes CBM, such amount shall be paid within ten days of receipt of the reconciliation statement. Anything in the foregoing to the contrary notwithstanding, if any task or series of tasks related to the PMA Related Current Scope of Work is not successfully completed by the target date established therefor in writing by the Designated Officers, Stryker shall be entitled to withhold 25% of the budgeted amount otherwise payable for the PMA Related Current Scope of Work for each month thereafter until such task or series of tasks has been successfully completed, at which time the amounts so withheld shall be paid in full to CBM. In the event that the PMA Related Current Scope of Work has not been completed by the November 30, 1997 expiration date therefor, Stryker and CBM shall, at the request of either of them, negotiate in good faith, taking into account the reasons for the delay, an extension of the term of the PMA Related Current Scope of Work and the funding level for the work remaining to be performed.

     6. CBM shall produce OP Devices that meet the specifications set forth in documents (the "Device, Matrix and OP-1 Certificates of Analysis") agreed upon in writing by the Designated Officers at its plants in Lebanon, New Hampshire and Hopkinton, Massachusetts, utilizing processes and facilities that reflect the most recent manufacturing protocol submitted by Stryker to the FDA or to any regulatory authority of a major

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European country or Japan and approved by that authority at the time the OP
Device or components thereof are produced and comply with the cGMP and relevant ISO standards (the "Most Recent Manufacturing Protocol") applicable at the time the OP Device or components thereof are produced. No changes shall be made in the processes and facilities utilized by CBM for the production of OP Devices hereunder that deviate from the Most Recent Manufacturing Protocol unless the same shall have been approved by Stryker's Project Officer. The number of OP Devices ordered by Stryker and the delivery dates applicable thereto shall be as agreed upon from time to time in writing by the Designated Officers. CBM shall use reasonable efforts to deliver to Stryker on or before each of the delivery dates so agreed upon such number of OP Devices that are subsequently accepted by Stryker. The price to be paid by Stryker for OP Devices shall depend on the production quantities (50,100 or 200 lots) ordered at any one time and shall be determined as agreed in writing by the Designated Officers. Stryker may also order quantities of OP and/or the matrix component of OP Devices ("Matrix"). The price for OP and Matrix delivered to and accepted by Stryker hereunder shall be as agreed upon in writing by the Designated Officers. In addition, Stryker agrees to purchase from CBM the OP inventory produced during the consistency series production runs conducted as part of the PMA Related Current Scope of Work, provided that such OP meets the applicable specifications as provided herein and is otherwise

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suitable for use in devices for clinical trials and/or commercial sale. In no event shall the cost of such OP inventory exceed a cost per milligram and cost in aggregate as agreed in writing by the Designated Officers. CBM shall have the right to repurchase any of such OP inventory that Stryker advises CBM is not required by Stryker at the cost paid by Stryker therefor. In order to facilitate acceptance by Stryker of the OP Devices and other materials delivered by CBM pursuant to this paragraph, CBM agrees that Stryker may from time to time upon reasonable advance written request and during normal business hours inspect and audit CBM's production facilities and processes and review the applicable batch records. Delivery of OP Devices, OP, Matrix and the OP consistency series production run inventory shall be accompanied by completed Device, Matrix and OP-1 Certificates of Analysis, if applicable, and copies of the applicable batch records and shall constitute a representation and warranty by CBM that such OP Devices, OP, Matrix and OP inventory meet the specifications set forth in the Device, Matrix and OP-1 Certificates of Analysis, if applicable, and that they have been manufactured utilizing facilities and processes that reflect the Most Recent Manufacturing Protocol. Stryker may reject any OP Device, OP, Matrix and OP inventory if it fails to meet the specifications set forth in the Device, Matrix and/or OP-1 Certificates of Analysis, if applicable, or if they are not manufactured utilizing facilities and processes that meet the

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Most Recent Manufacturing Protocol, and for no other reason. OP Devices, OP,
Matrix and OP inventory not rejected by Stryker within thirty days of delivery thereof by CBM will be deemed accepted. Any rejection shall be accompanied by a reasonably detailed explanation of the basis therefor. Stryker shall pay CBM the applicable price for the OP Devices, OP, Matrix and OP inventory accepted by Stryker during any month on or before the tenth day of the following month. In order to avoid any misunderstanding, it is specifically agreed that none of the OP Devices, OP, Matrix and OP inventory to be supplied to Stryker hereunder are for commercial sales, that Article II of the Agreement is not applicable thereto and that the sale of any of such OP Devices, OP, Matrix and OP inventory shall not be deemed to be the commercial sale thereof for purposes of Section 1.6 of the Agreement.

     7. The provisions set forth in paragraph 6 hereof shall be deemed to be added to Article I of the Agreement effective as of the date hereof and the specific amendment of certain provisions of the Agreement set forth in paragraphs 1 through 5 hereof shall be effective as of the date hereof. Except as specifically provided above, the terms and provisions of the Agreement shall continue in full force and effect in all respects and are hereby confirmed by the parties hereto.

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    IN WITNESS WHEREOF, the parties hereto have executed this Amendment
Agreement as of the 30th day of April, 1996.

CREATIVE BIOMOLECULES, INC.                            STRYKER CORPORATION

/s/ Michael M. Tarnow                                  /s/ John W. Brown
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Michael M. Tarnow                                      John W. Brown
President and Chief                                    Chairman of the Board,
Executive Officer                                      President and Chief
                                                       Executive Officer

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